Exhibit 10.3

LEASE DOCUMENT FOR THE UNIVERSITY OF IOWA BIOVENTURES CENTER

THE LEASE MADE AND ENTERED INTO THIS 25th day of August, 2016, by and between Board of Regents, State of Iowa, for the use and benefit of the University of Iowa, hereinafter referred to as LESSOR, and KemPharm, LLC, hereinafter referred to as the LESSEE. LESSOR and LESSEE are jointly referred to as the “parties”.

1.     PREMISES: The premises that are the subject of this lease are described in Exhibit A to this lease, which is hereby incorporated into this agreement by reference.

2.     LEASE PERIOD:

A.     The term of this lease shall be a period of one (1) year, commencing October 1, 2016, and ending September 30, 2017. It is mutually agreed that this lease may be terminated by either party upon 30 days’ written notice to the other party.

B.     Notwithstanding any other provision in this Agreement to the contrary, the parties acknowledge that LESSOR is presently a subtenant in the building where the premises are located. LESSOR is entering into the present agreement consistent with the authority granted in LESSOR’s own multi-year lease and purchase option. The parties agree that the present lease will terminate prior to the end of the lease term described in 2(A) above upon termination of the LESSOR’s own lease of the property, unless the LESSOR’s own lease terminates due to the LESSOR’s purchase of the building and premises.

3.     RENT: Rent and other charges, including late charges, relating to this lease are described in Exhibit B to this lease, which is hereby incorporated into this agreement by reference.

4.     RENEWAL: This lease may be renewed for successive terms of one (1) year periods at a rental rate to be agreed upon 45 days prior to the expiration of the existing lease term. If no agreement is reached, the lease shall expire at the end of that term.

5.     POSSESSION: LESSEE shall be entitled to possession on the first day of the term of this lease, and shall yield possession to LESSOR at the time and date of the close of the lease term. LESSEE shall receive an electronic key to enter the building, and a physical key to enter the premises. All keys and other property of the LESSOR shall be returned by LESSEE at that time.

6.     USE AND MODIFICATION OF PROPERTY:

A.     This property shall be used by LESSEE for the purpose of conducting a business to discover and develop new, safer therapies for the treatment of Attention Deficit/Hyperactivity Disorder, pain and various forms of cancer.

B.     LESSEE shall submit in writing any proposed plan for changes, modifications or additions to the building or premises and will not proceed with same without LESSOR's written approval, which shall not be unreasonably withheld. At LESSOR’s sole discretion, such written approval may include a requirement that any or all such changes, modifications or additions be returned to the original condition of the building or premises upon the expiration or termination of this agreement or a renewal or extension thereof. Any such changes, modifications, or additions that require work to be performed outside the premises or on any of the heating, ventilating, air-conditioning, mechanical, elevator, plumbing, electrical, fire protection, life safety, or security systems in the building shall also require prior approval of BBQ TOO, LLC, or any successor to the interest of BBQ TOO, LLC in the building in question. Any such changes modifications, or additions to the building or premises shall be completed by LESSOR, unless agreed in writing by LESSOR and LESSEE that such changes, modifications or additions shall be completed by LESSEE. In the event changes, modifications, or additions to the building or premises are completed by LESSEE, LESSEE shall ensure that any such changes, modifications, or additions to the building or premises are performed in accordance with applicable law (including, but not limited to, the Americans with Disabilities Act), utilizing the appropriate permits and governmental approvals, and done in a good and workmanlike manner. LESSEE shall keep the premises and the building free and clear of all liens in any way related to work performed, materials furnished, or obligations incurred by LESSEE.

C.     Unless agreed to in writing beforehand by the parties, any such changes, modifications, or additions to the building or premises shall be completed at LESSEE’s sole cost and expense. At LESSOR’s sole discretion, LESSOR may agree to assume the up-front costs of changes, modifications, or additions and then modify the rent amount of LESSEE in this agreement to reflect the costs of such changes, modifications, or additions.     Any such changes, modifications or additions to the building or premises shall become the property of LESSOR, including without limitation furniture and fixtures, laboratory casework and the like that are affixed to the floor, walls or ceiling. When providing approval in writing, LESSOR may require that LESSEE restore the changed, modified or added to building or premises to their original condition upon the expiration or termination of this agreement or renewals or extensions thereof.

7.     CARE OF PREMISES: LESSEE shall keep the premises neat and orderly, and shall surrender the premises at the end of the lease term in the same condition as when it took possession, normal wear and tear excepted. LESSEE shall ensure that its operation shall not create unreasonable noise, interference or disruption for any other LESSEE or for the University. Pursuant to Section 15 herein, LESSOR and Ryan Companies US reserve the right to enter the premises to exercise safety or security measures and to make necessary alterations, repairs, additions or improvements.

8.     UTILITIES AND SERVICES: General purpose water, heat, light, trash removal, maintenance, sidewalk maintenance including snow removal and general care of hallways and public areas will be provided by LESSOR or BBQ TOO, LLC. Should LESSEE's operations result in excessive and inordinate utility consumption as determined in the sole discretion of the LESSOR, the LESSOR reserves the right to charge a reasonable fee for such consumption. LESSEE is responsible for telephone and data services and charges. LESSEE will have equal access to conference rooms, the equipment room, equipment, a break room, restrooms, showers, and parking at no additional charge.

9.     INSURANCE: LESSOR and LESSEE shall each be responsible to protect its respective property interests.

LESSEE shall purchase and maintain liability insurance with a minimum limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate. This policy shall be endorsed to include the State of Iowa; University of Iowa; and Board of Regents, State of Iowa as an additional insured. Policy shall contain a severability of interests provision.

Applicable Workers Compensation insurance to cover liability imposed by State statutes. Employer’s Liability insurance of no less than $100,000 each employee and $100,000 each accident.

LESSEE shall provide to LESSOR a certificate of insurance evidencing above insurance with the signed Lease and annually.

All required insurance policies shall be issued by insurance companies authorized to engage in the insurance business in the State of Iowa, with an A.M. Best’s rating of A-, VII or better. These policies shall be primary coverage.

10.     LIABILITY: LESSEE agrees to indemnify, defend and hold harmless the University of Iowa, the State of Iowa, the Iowa Board of Regents, the University of Iowa Research Park Corporation, and their board members, officers, employees, and agents (hereinafter the “Released Parties”) from and against any and all liability, loss, costs, damage and expenses occasioned by, arising out of, or relating in any way to LESSEE's business operations, products or services, debts or obligations, or any action of LESSEE, its employees, agents and others.

11.     HOLDING OVER: Continued possession beyond the expiration date of the term of this lease by the LESSEE shall constitute a month-to-month extension of this lease at the rate of One Hundred Twenty Percent (120%) of the lease amount set forth on Exhibit B to this agreement. Nothing in this provision limits the right of LESSOR to exercise its right to remove LESSEE from the premises following expiration of this agreement or to exercise any other rights that LESSOR may have in law or in equity.

12.     RULES: LESSEE understands and acknowledges that it and its officers, employees, agents, visitors and guests shall observe all operating policies of the LESSOR, including, but not limited to, rules, procedures and traffic and parking regulations. Such policies shall be provided in writing by LESSOR.

13.     REPRESENTATIONS: LESSEE agrees that it will not represent itself as acting on behalf of or as part of, the University of Iowa.

14.     ASSIGNMENT: LESSEE shall not assign or sublet this lease or its rights hereunder to any other party without the prior written approval of LESSOR.

15.     INSPECTION: LESSEE shall allow LESSOR to enter the leased premises at reasonable times, and with reasonable notice considering the circumstances, for the purposes of inspection, repairs or improvements, to exercise safety or security measures, or to show the premises to prospective Lessees.

16.     REMEDIES: If LESSEE fails to comply with the terms of this lease, and refuses to correct such non-compliance within thirty (30) calendar days following written notice, LESSOR may terminate this lease and proceed to remove LESSEE from the premise, or take such other action as is provided by law. LESSEE and LESSOR agree that the remedies for default set forth above are not exclusive, but shall be cumulative and shall be in addition to any other remedies now or hereinafter allowed by law. Any breach or default by LESSEE shall not be waived or released other than by writing signed by LESSOR. Failure by LESSOR at any time to require performance by LESSEE or to claim a breach of any provision of the agreement shall not be construed as affecting the right to require performance or to claim a breach.

17.     CHANGES IN WRITING: Any and all changes, additions or deletions to the terms of this lease shall be in writing, executed by both parties.

18.     COMMON AREAS: LESSEE shall have reasonable use of common areas of the building for normal business purposes, within the policy guidelines of the University of Iowa.

19.     SECURITY: LESSEE is responsible for securing all windows and doors within and on its leased space and shall exert diligence in keeping building entrances and openings locked after normal business hours. LESSEE shall be solely responsible for any and all losses, damages, claims, or causes of action that may arise that relate in any way from LESSEE’s failure or alleged failure to perform the obligations under this provision. LESSEE further agrees to defend, hold harmless, and indemnify LESSOR for any violation of the obligations under this provision.

20.     RELOCATION: LESSOR reserves the right to relocate LESSEE to a comparable space at LESSOR's discretion. LESSOR will provide 30 days notice prior to relocation.

21.     HAZARDOUS WASTE: LESSEE is required to enter into a Hazardous Waste Agreement with the University of Iowa, which is attached as Exhibit C to this lease and hereby incorporated into this agreement by reference.

22.     BUILDING RULES, AND UNIVERSITY AND REGENT POLICIES: LESSEE agrees to abide by all building rules of BBQ TOO, LLC and LESSOR, and all policies and regulations of the University of Iowa and the Iowa Board of Regents, that may be applicable to the use of University-controlled buildings in general and these premises in particular.

23.     APPLICABILITY TO THIRD PARTIES AND SUCCESSORS IN INTEREST. There are no third party beneficiaries to this agreement. The terms, provisions, and conditions of the agreement shall be binding upon and inure to the benefit of LESSOR and LESSEE and their respective successors, assigns, and legal representatives.

24.     COUNTERPARTS AND FACIMILE SIGNATURES. The parties agree that this agreement has been or may be executed in several counterparts, each of which shall be deemed an original and all such counterparts shall together constitute one and the same instrument. The parties further agree that the signatures on this Agreement or any amendment or schedule may be manual or a facsimile signature of the person authorized to sign the appropriate document. All authorized facsimile signatures shall have the same force and effect as if manually signed.

25.     SEVERABILITY. If any provision of this agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the invalid portion shall be severed from this agreement. Such a determination shall not affect the validity or enforceability of other parts or provisions of the agreement.

26.     INTEGRATION. This agreement, including all the exhibits and documents incorporated by reference, represents the entire agreement between the parties and neither LESSOR nor LESSEE is relying on any representation that may have been made which is not included in this agreement. This agreement supersedes all prior agreements between LESSOR and LESSEE regarding the premises and the subject matter of this agreement.

27.     NO ENDORSEMENT BY LESSOR. LESSEE understands and agrees that neither this agreement nor LESSEE’s use of the premises constitutes an endorsement by LESSOR or the University of Iowa of the products or services provided by LESSOR. Neither LESSOR nor the University of Iowa will make any endorsement of LESSOR’s products or services. Except in the mailing address, LESSOR shall not use the name of the LESSOR or the University of Iowa in connection with LESSEE’s products or services. LESSOR, the University of Iowa, and the State of Iowa will not be responsible for any past, present, or future debts of LESSEE.

28.     FORCE MAJEURE. Neither LESSOR nor LESSEE shall be liable to the other for any delay or failure of performance of this agreement and no delay or failure of performance shall constitute a default or give rise to any liability for damages if, and only to the extent that, such delay or failure is caused by a "force majeure". As used in this agreement, "force majeure" includes acts of God, war, civil disturbance and any other similar causes which are beyond the control and anticipation of the party affected and which, by the exercise of reasonable diligence, the party was unable to anticipate or prevent. Business downturns or difficulties by LESSEE shall not be considered a force majeure event.

29.     CHOICE OF LAW AND FORUM. The laws of the State of Iowa shall govern and determine all matters arising out of or in connection with this agreement. In the event that any proceeding of a quasi-judicial or judicial nature is commenced relating in any way to this agreement, the exclusive jurisdiction for the proceeding is the Johnson County District Court, Iowa City, Iowa, or the United States District Court for the Southern District of Iowa, wherever jurisdiction is appropriate. This provision shall not be construed as waiving any immunity to suit or liability, including without limitation sovereign immunity or Eleventh Amendment immunity, which may be available to the University of Iowa, the Iowa Board of Regents, or the State of Iowa.

30.     PAYMENTS: Rent payments and other payments due to LESSOR shall be paid at the following address or such other address as may be communicated to LESSEE from time to time in writing:

UI BioVentures Center

2500 Crosspark Rd. E156

Coralville, IA 52241

LESSOR: Board of Regents,		LESSEE:	KemPharm, Inc.
State of Iowa, for the Use
and Benefit of the University of Iowa

BY:	/s/ David Kieft	BY:	/s/ R. LaDuane Clifton
David Kieft
	Business Manager	TITLE:	Chief Financial Officer
University of Iowa, On
Behalf of the Board of Regents,
State of Iowa

DATE:	9/20/2016	DATE:	9/20/2016

EXHIBIT A—DESCRIPTION OF PREMISES

Premises include the following wet laboratory rooms located in the building at 2500 Crosspark Road, Coralville, Iowa: E127

The premises also include the following office rooms located in the building at 2500 Crosspark Road, Coralville, Iowa: E126

EXHIBIT B—RENTAL CHARGES

Base Rent includes Two Thousand Six Hundred and Twenty Dollars ($2620.00) per month for each of the following wet laboratory rooms: E127

Base Rent also includes Six Hundred Seventy Dollars ($670.00) per month for the following office suites: E126,

Based on the foregoing, Total Base Rent is Three Thousand Two Hundred and Ninety Dollars ($3,290.00) per month.

Additional rent includes lease of chemical fume hood(s) as follows:

One chemical fume hood installed in Room E127 at Two Hundred Dollars ($200.00) per month.

Base Rent

 Wet Laboratory     $2620.00 per month

 Office Suite           $  670.00 per month

Additional Rent     $  200.00 per month

Total Rent            $3,490.00 per month

Other Provisions:

Rent payments are due and payable on the first day of the month. Rents received later than the 10th day of the month are subject to a late payment fee of one and one-half percent (1.5%) of the outstanding balance of rent due and payable.

EXHIBIT C—HAZARDOUS WASTE AGREEMENT

[Attach the UI’s standard agreement here.]